              As filed with the Securities and Exchange Commission
                             on February 3, 1995

                                                      Registration No. _____


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549



                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                        GREAT LAKES CHEMICAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                             95-1765035
        (State or Other Jurisdiction of              (I.R.S. Employer
        Incorporation or Organization)               Identification No.)

                          ONE GREAT LAKES BOULEVARD
            WEST LAFAYETTE,  INDIANA                        47906
    (Address of Principal Executive Offices)              (Zip Code)



                        GREAT LAKES CHEMICAL CORPORATION
                     1993 EMPLOYEE STOCK COMPENSATION PLAN
                              (Full Title of Plan)



                      JOHN V. LACCI, ESQ., GENERAL COUNSEL
                        GREAT LAKES CHEMICAL CORPORATION
                          ONE GREAT LAKES BOULEVARD
                         WEST LAFAYETTE, INDIANA 47906
                    (Name and Address of Agent for Service)

          Telephone Number, including Area Code, of Agent for Service:
                                  317-497-6219

                        CALCULATION OF REGISTRATION FEE

 Title of                 Proposed        Proposed
Securities    Amount       Maximum        Maximum        Amount of
  to be       to be     Offering Price   Aggregate     Registration
Registered  Registered    Per Share     Offering Price     Fee
- -------------------------------------------------------------------
Common       2,000,000   $56.50(2)       $113,000,000    $38,965.52
Stock of     Shares (1)
Great Lakes
Chemical
Corporation
- -----------------------------------------------------------------

  (1) Maximum number of shares of Common Stock of Registrant to be issued under the Plan. Pursuant to Rule 416, this Registration Statement also covers such additional shares of Common Stock of Registrant as may become issuable pursuant to the anti-dilution provisions of the Plan.

  (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. (Average of high and low prices per share at which shares of Common Stock of Registrant were traded on the New York Stock Exchange on January 31, 1995.)

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


  Item 1. Plan Information *


  Item 2. Registrant Information *

       * Information required to be set out in the Section 10(a) prospectus by Part I Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

        Great Lakes Chemical Corporation ("Registrant") incorporates herein by reference the following documents filed with the Securities and Exchange
Commission:

           (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

           (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

        All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (referred to in this Registration Statement as the "Exchange Act") subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall upon the filing thereof be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

        At the 1993 annual meeting held on May 6, 1993, the shareholders of Registrant duly adopted the 1993 Employee Stock Compensation Plan (the "Plan"). A copy of the Plan is attached to this Registration Statement as
Exhibit 4(A).

        The authorized capital stock of Registrant consists of 200,000,000 shares of Common Stock, $1.00 par value ("Common Stock"), of which 67,297,420 shares were issued and outstanding at December 31, 1994, and the remaining shares were unissued or held as treasury stock.

        On said date, 207,800 shares of Common Stock of Registrant were subject to outstanding options granted under the Plan, and none had been reserved for issuance upon exercise of said options.

        The following is a brief description of Registrant's Common Stock. Registrant will, if and as necessary, update this description in an appropriate Exchange Act filing.

Dividend Rights

        Each share of Registrant's Common Stock ranks equally with every other share of Registrant's Common Stock with respect to dividends and distributions. Dividends may be declared by the Board of Directors and paid by Registrant at such times as the Board of Directors may determine, pursuant to the provisions of the Delaware General Corporation Act.

Voting Rights

        Each holder of Registrant's Common Stock is entitled to one vote per share of such stock held by him of record. Holders of Registrant's Common
Stock do not have cumulative voting rights. Holders of Registrant's Common Stock are entitled to vote on all matters requiring shareholder approval under the Delaware General Corporation Act and Registrant's Certificate of Incorporation and By-Laws, and to elect the members of the Board of Directors. Directors are divided into three classes, each of which has, as nearly as
possible, the same number of directors.   At each annual meeting of the
shareholders, the directors elected to succeed those whose terms have then expired are designated as being of the same class as the directors they succeed and (subject to removal) hold office for a three-year term expiring at the third succeeding annual meeting of the shareholders.

Liquidation Rights

        On liquidation, holders of Registrant's Common Stock are entitled to receive all assets which remain after satisfaction of all obligations of Registrant. Each share of Registrant's Common Stock ranks equally with every other share of Registrant's Common Stock with respect to liquidating distributions.

Preemptive and Other Rights and Obligations

         Holders of Registrant's Common Stock are not entitled to preemptive rights. Holders of Registrant's Common Stock have no conversion rights or redemption rights and have no liability for further calls or assessments by or on behalf of Registrant.

        Each holder of Registrant's Common Stock outstanding on September 22, 1989, and each holder of Registrant's Common Stock issued thereafter is the holder of a Stockholder Right ("Right") issued pursuant to a Stockholder Rights Plan ("Rights Plan") which became effective on September 7, 1989, a summary description of which is attached to this Registration Statement as Exhibit 4(B).

Item 5.   Interests of Named Experts and Counsel.

   The legality of the issuance of Common Stock of Registrant purchased upon exercise of options granted under the Plan has been passed upon by Bruce L. McSpadden, Esq., whose business address is c/o Great Lakes Chemical Corporation, One Great Lakes Boulevard, IN 47906. Mr. McSpadden, who is A Assistant General Counsel to Registrant, is the beneficial owner of 72.6 shares of Registrant's Common Stock (held in an IRC Section 401(k) plan) and holds unexercised options to purchase 4,000 shares granted under Registrant's 1984 and 1993 Employee Stock Option Plans.


Item 6.   Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify a person against expenses and certain liabilities incurred by him in connection with any proceeding in which he is involved by reason of his being or having been a director, officer, employee or agent of the corporation or its affiliates. Further, Article Ninth of Registrant's Certificate of Incorporation and Article VII of its By-Laws provide for indemnification, to the full extent permitted by said Law, of Registrant's directors and officers. Registrant maintains so-called "D & 0" liability insurance coverage, insuring it against loss resulting from discharge of such indemnification obligation, and insuring its directors and officers against liabilities against which they cannot be indemnified by Registrant (subject to certain exclusions). Reference is made to Undertaking C, infra, with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, required or permitted to directors, officers or persons controlling Registrant pursuant to the foregoing provisions.


Item 7.   Exemption from Registration Claimed

          Not Applicable.


Item 8.  Exhibits.

         The Index to the Exhibits attached to this Registration Statement is incorporated herein by reference.

Item 9.   Undertakings

     A.   Undertaking pursuant to Rule 415

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking relating to Documents Subsequently Filed by Registrant under the Exchange Act.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Undertaking relating to Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act")may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expense incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

   THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tippecanoe County, Indiana, on February 3, 1995.


                                           GREAT LAKES CHEMICAL CORPORATION


                                            By _________________________________
                                               Robert B. McDonald,
                                               President and Chief
                                               Executive Officer

   Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the date set out opposite his or her name:

Signature and Name        Capacity                  Date
- ------------------        --------                  ----
__________________  President, and Chief         February 3, 1995
Robert B. McDonald  Executive Officer and
                    Director

__________________  Executive Vice President,    February 3, 1995
Robert T. Jeffares  Finance, and
                    Chief Financial Officer

__________________  Comptroller                  February 3, 1995
Robert J. Smith


     William H. Congleton    Director
     John S. Day             Director
     Martin M. Hale          Director
     Leo H. Johnstone        Director
     Emerson Kampen          Director

  The undersigned Richard R. Ferguson hereby executes this Registration Statement on behalf of each of the five directors of Registrant whose names are listed above, pursuant to a power of attorney executed by each of said directors and filed with the Securities and Exchange Commission as a part of the Registration Statement.


By:___________________                  February 3, 1995
   Richard R. Ferguson,
   Attorney in Fact

                               INDEX TO EXHIBITS

Exhibit No.             Title
- -----------             -----

    4(A)        Great Lakes Chemical Corporation
                        1993 Employee Stock Compensation Plan

    4(B)        Summary Description of Stockholder
                        Rights Plan

     5          Opinion of Bruce L. McSpadden, Esq.
                        dated January 27, 1995
                        (with consent)

    23(A)       Consent of Ernst & Young LLP, Independent Auditors

    23(B)       Consent of Deloitte & Touche LLP, Independent Auditors

    23(C)       Consent of Deloitte & Touche LLP, Independent Auditors

     24         Directors' Powers of Attorney